Exhibit 99.1
THE REALREAL ANNOUNCES SECOND QUARTER 2025 RESULTS
Q2 2025 Revenue of $165 million, up 14% Year-Over-Year
Q2 2025 Net Loss of $(11) million improved $5 million Year-Over-Year
Q2 2025 Adjusted EBITDA of $6.8 million improved $8.6 million Year-Over-Year
Record high quarterly Gross Merchandise Value and Total Revenue

SAN FRANCISCO, August 7, 2025 -The RealReal, Inc. (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its second quarter ended June 30, 2025. Second quarter 2025 gross merchandise value (GMV) and total revenue increased 14% compared to the second quarter of 2024. Consignment revenue grew 14% compared to the prior year period, and Direct Revenue grew 23% year-over-year in the second quarter. During the quarter, gross margin of 74.3% improved 20 basis points compared to the same period in 2024. Second quarter Adjusted EBITDA margin was 4.1%, an increase of 530 basis points versus the prior year period.

"The second quarter was a breakout performance for The RealReal, further validating the success of our strategic roadmap as strong execution fueled top-line momentum and margin expansion. We delivered record GMV and Revenue, both up 14% year-over-year, alongside Adjusted EBITDA ahead of expectations,” said Rati Levesque, Chief Executive Officer of The RealReal. “We are at a pivotal moment—not just as a company, but as a category leader. Today’s modern consumer is embracing the circular economy and luxury resale is on the rise. We are leading this cultural shift and also helping to define it.”

Levesque continued, “We are driving results that compound and expand our profitability. Our operational expertise, world-class authentication capabilities, rich data insights, and powerful brand underpin a customer experience that is nearly impossible to replicate. With AI and automation central to our efficiency gains, we are poised for sustained growth, improved profitability, and consistent cash flow, defining the next era of luxury resale."

Second Quarter Highlights
•GMV was $504 million, an increase of 14% compared to the same period in 2024
•Total Revenue was $165 million, an increase of 14% compared to the same period in 2024
•Gross Profit was $123 million, an increase of $15 million compared to the same period in 2024
•Gross Margin was 74.3%, an increase of 20 basis points compared to the same period in 2024
•Net Loss was $(11) million or (6.9)% of total revenue, compared to $(17) million or (11.5)% of total revenue in the same period in 2024
•Adjusted EBITDA was $6.8 million or 4.1% of total revenue compared to $(1.8) million or (1.2)% of total revenue in the same period in 2024
•GAAP basic net loss per share was $(0.10) compared to $(0.16) in the prior year period and GAAP diluted net loss per share was $(0.13) compared to $(0.20) in the prior year period
•Non-GAAP basic and diluted net loss attributable to common shareholders per share was $(0.06) compared to $(0.13) in the prior year period
•Top-line-related Metrics
◦Trailing twelve months active buyers was 1,001,000, an increase of 6% compared to the same period in 2024
◦Average order value (AOV) was $581, an increase of 8% versus the same period in 2024

Q3 and Full Year 2025 Guidance
Based on market conditions as of August 7, 2025, we are raising our full year guidance. Additionally, we are providing guidance for third quarter 2025 GMV, Total Revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q3 2025	Full Year 2025
GMV	$495 - $502 million	$2.030 - $2.045 billion
Total Revenue	$167 - $170 million	$667 - $674 million
Adjusted EBITDA	$6.1 - $7.1 million	$29.0 - $32.0 million

Board Update
The RealReal announced that Mark McCaffrey, Chief Financial Officer of GoDaddy, Inc. (NYSE:GDDY), was appointed to its Board of Directors on August 5, 2025.

"We are delighted to welcome Mark to The RealReal's Board of Directors," said Rati Levesque. "Mark's deep expertise in finance and technology will be invaluable as the company continues to execute on its strategies to drive profitable growth."

Mr. McCaffrey has served as Chief Financial Officer of GoDaddy, Inc. since June 2021. Prior to this, he spent 26 years at PricewaterhouseCoopers LLP ("PwC"), where he was a partner since July 2000 and most recently served as the U.S. Technology, Media, and Telecommunications Sector Leader.

“The RealReal has built a strong and trusted brand as a leader in luxury resale,” said Mark McCaffrey. “I’m truly inspired by the company’s mission and energized by the momentum it has created on its path to profitability. I’m looking forward to working with the Board and management team to support the company’s continued growth and long-term success.”

Webcast and Conference Call
The RealReal will host a conference call to review the company’s second quarter 2025 results beginning at approximately 2:00 p.m. Pacific Time today (5:00 p.m. Eastern Time). A live webcast of the conference call and accompanying materials will be available online at investor.therealreal.com. A replay of the webcast will be available at the same location.

To connect to the conference call via phone, please use the following dial-in number:
•Toll-Free: (800) 715-9871
•Toll: (646) 307-1963
•Passcode: 4362060
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with over 40 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.
Investor Relations Contact:
Caitlin Howe

IR@therealreal.com
Press Contact:
Mallory Johnston
PR@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events, and uncertainty surrounding macro-economic trends, financial guidance, anticipated growth in 2025, the anticipated impact of generative AI, and financial targets, goals and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue (“Adjusted EBITDA Margin”), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax expense on employee stock transactions, legal settlement charges, restructuring, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax expense on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax expense will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax expenses on employee stock transactions, legal settlement charges, restructuring charges, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses divided by weighted average shares outstanding. We believe that making these adjustments before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Consignment revenue	$128,620	$112,714	$252,434	$228,362
Direct revenue	20,495	16,724	40,949	29,433
Shipping services revenue	16,073	15,496	31,838	30,939
Total revenue	165,188	144,934	325,221	288,734
Cost of revenue:
Cost of consignment revenue	13,761	13,108	26,715	26,388
Cost of direct revenue	17,185	13,760	32,420	26,045
Cost of shipping services revenue	11,566	10,600	23,387	21,556
Total cost of revenue	42,512	37,468	82,522	73,989
Gross profit	122,676	107,466	242,699	214,745
Operating expenses:
Marketing	15,548	13,759	31,403	29,042
Operations and technology	68,986	65,422	135,964	128,394
Selling, general and administrative	48,027	47,082	97,988	93,852
Restructuring charges	—	—	—	196
Total operating expenses (1)	132,561	126,263	265,355	251,484
Loss from operations	(9,885)	(18,797)	(22,656)	(36,739)
Change in fair value of warrant liability	4,537	5,630	47,040	(9,953)
Gain on extinguishment of debt	—	—	37,101	4,177
Interest income	1,109	2,263	2,483	4,332
Interest expense	(7,038)	(5,769)	(13,358)	(9,520)
Other income, net	—	—	608	—
Income (loss) before provision for income taxes	(11,277)	(16,673)	51,218	(47,703)
Provision for income taxes	89	35	184	106
Net income (loss) attributable to common stockholders	$(11,366)	$(16,708)	$51,034	$(47,809)
Net income (loss) per share attributable to common stockholders
Basic	$(0.10)	$(0.16)	$0.45	$(0.45)
Diluted	$(0.13)	$(0.20)	$(0.27)	$(0.45)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	114,044,057	106,882,054	113,046,607	106,047,054
Diluted	119,484,716	111,117,389	120,178,570	106,047,054

(1) Includes stock-based compensation as follows:
Marketing	$424	$72	$727	$482
Operations and technology	2,677	2,690	4,901	4,994
Selling, general and administrative	5,107	4,940	9,939	9,346
Total	$8,208	$7,702	$15,567	$14,822

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$94,345	$172,212
Accounts receivable, net	22,767	13,961
Inventory, net	28,776	23,583
Prepaid expenses and other current assets	14,445	22,913
Total current assets	160,333	232,669
Property and equipment, net	98,012	94,443
Operating lease right-of-use assets	70,408	75,714
Restricted cash	14,859	14,911
Other assets	5,771	5,358
Total assets	$349,383	$423,095
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$13,588	$11,004
Accrued consignor payable	76,009	89,718
Operating lease liabilities, current portion	23,508	22,835
Convertible Senior Notes, net, current portion	—	26,653
Other accrued and current liabilities	86,381	98,466
Total current liabilities	199,486	248,676
Operating lease liabilities, net of current portion	76,878	85,790
Convertible Senior Notes, net	235,103	276,807
Non-convertible notes, net	137,599	134,470
Warrant liability	31,544	78,584
Other noncurrent liabilities	7,017	6,144
Total liabilities	687,627	830,471
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of June 30, 2025, and December 31, 2024; 115,236,276 and 111,242,479 shares issued and outstanding as of June 30, 2025, and December 31, 2024, respectively	1	1
Additional paid-in capital	864,548	846,450
Accumulated deficit	(1,202,793)	(1,253,827)
Total stockholders’ deficit	(338,244)	(407,376)
Total liabilities and stockholders’ deficit	$349,383	$423,095

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$51,034	$(47,809)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	16,631	16,536
Stock-based compensation expense	15,567	14,822
Reduction of operating lease right-of-use assets	7,943	7,443
Bad debt expense	1,214	1,246
Non-cash interest expense	5,483	5,701
Issuance costs allocated to liability classified warrants	—	374
Accretion of debt discounts and issuance costs	1,060	1,045
Provision for inventory write-downs and shrinkage	1,485	1,840
Gain on debt extinguishment	(37,101)	(4,177)
Change in fair value of warrant liability	(47,040)	9,953
Loss (gain) related to warehouse fire, net	(353)	389
Other adjustments	(36)	(672)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,020)	(470)
Inventory, net	(6,678)	(629)
Prepaid expenses and other current assets	6,595	4,796
Other assets	(501)	184
Operating lease liability	(10,876)	(9,893)
Accounts payable	2,357	2,813
Accrued consignor payable	(13,709)	(12,704)
Other accrued and current liabilities	(14,743)	(957)
Other noncurrent liabilities	(152)	(52)
Net cash used in operating activities	(31,840)	(10,221)
Cash flow from investing activities:
Insurance proceeds related to warehouse fire	2,309	—
Capitalized proprietary software development costs	(6,483)	(5,138)
Purchases of property and equipment	(12,518)	(5,142)
Net cash used in investing activities	(16,692)	(10,280)
Cash flow from financing activities:
Proceeds from exercise of stock options	114	112
Taxes paid related to restricted stock vesting	(83)	(364)
Repayment of 2025 Notes	(26,749)	—
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	838	624
Cash received from settlement of capped calls in conjunction with the Note Exchanges	1,499	396
Issuance costs paid related to the Note Exchanges	(5,006)	(5,233)
Net cash used in financing activities	(29,387)	(4,465)
Net decrease in cash, cash equivalents and restricted cash	(77,919)	(24,966)
Cash, cash equivalents and restricted cash
Beginning of period	187,123	190,623
End of period	$109,204	$165,657

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted EBITDA Reconciliation:
Net income (loss)	$(11,366)	$(16,708)	$51,034	$(47,809)
Net income (loss) (% of revenue)	(6.9)%	(11.5)%	15.7%	(16.6)%
Depreciation and amortization	8,256	8,227	16,631	16,536
Interest income	(1,109)	(2,263)	(2,483)	(4,332)
Interest expense	7,038	5,769	13,358	9,520
Provision for income taxes	89	35	184	106
EBITDA	2,908	(4,940)	78,724	(25,979)
Stock-based compensation	8,208	7,702	15,567	14,822
Payroll taxes expense on employee stock transactions	260	118	799	174
Legal settlement	—	600	—	600
Restructuring charges (1)	—	—	—	196
Gain on extinguishment of debt (2)	—	—	(37,101)	(4,177)
Change in fair value of warrant liability (3)	(4,537)	(5,630)	(47,040)	9,953
One time expenses (4)	—	389	—	389
Adjusted EBITDA	$6,839	$(1,761)	$10,949	$(4,022)
Adjusted EBITDA (% of revenue)	4.1%	(1.2)%	3.4%	(1.4)%

(1) The restructuring charges for the six months ended June 30, 2024 consist of employee severance related charges.
(2) The gain on extinguishment of debt for the six months ended June 30, 2025 reflects the difference between the carrying value of the February 2025 Exchanged Notes and the fair value of the 2031 Notes. The gain on extinguishment of debt for the six months ended June 30, 2024 reflects the difference between the carrying value of the 2024 Exchanged Notes and the fair value of the 2029 Notes.
(3) The change in fair value of warrant liability for the three and six months ended June 30, 2025 and June 30, 2024 reflects the remeasurement of the Warrants issued by the Company in connection with the 2024 Note Exchange in February 2024.
(4) One time expenses for the three and six months ended June 30, 2024 reflects estimated losses related to the fire at one of our New Jersey authentication centers, net of estimated insurance recoveries. See "Note 11 - Commitments and Contingencies" in the notes to the unaudited financial statements in our Form 10-Q for the quarter ended June 30, 2025 for disclosure regarding the event.

A reconciliation of GAAP net income (loss) to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$(11,366)	$(16,708)	$51,034	$(47,809)
Stock-based compensation	8,208	7,702	15,567	14,822
Payroll tax expense on employee stock transactions	260	118	799	174
Legal settlement	—	600	—	600
Restructuring charges	—	—	—	196
Provision for income taxes	89	35	184	106
Gain on extinguishment of debt	—	—	(37,101)	(4,177)
Change in fair value of warrant liability	(4,537)	(5,630)	(47,040)	9,953
One time expenses	—	389	—	389
Non-GAAP net loss attributable to common stockholders	$(7,346)	$(13,494)	$(16,557)	$(25,746)
Weighted-average common shares outstanding to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	114,044,057	106,882,054	113,046,607	106,047,054
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.06)	$(0.13)	$(0.15)	$(0.24)
The following table presents a reconciliation of net cash provided for (used in) operating activities to free (negative) cash flow for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash used in operating activities	$(3,570)	$(6,754)	$(31,840)	$(10,221)
Purchase of property and equipment and capitalized proprietary software development costs	(11,423)	(4,959)	(19,001)	(10,280)
Free (negative) cash flow	$(14,993)	$(11,713)	$(50,841)	$(20,501)

Key Financial and Operating Metrics:

	June 30, 2023	September 30, 2023	December 31, 2023	March 30, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
	(In thousands, except AOV and percentages)
GMV	$423,341	$407,608	$450,668	$451,941	$440,914	$433,074	$503,534	$490,405	$504,105
NMV	$303,918	$302,912	$335,245	$334,815	$329,422	$335,191	$383,447	$370,757	$379,377
Consignment Revenue	$96,577	$102,852	$113,500	$115,648	$112,714	$116,908	$128,126	$123,814	$128,620
Direct Revenue	$20,887	$17,356	$15,964	$12,709	$16,724	$15,623	$19,524	$20,454	$20,495
Shipping Services Revenue	$13,391	$12,964	$13,909	$15,443	$15,496	$15,224	$16,345	$15,765	$16,073
Number of Orders	789	794	826	840	820	829	870	869	868
Take Rate	36.7%	38.1%	37.7%	38.4%	38.5%	38.6%	37.7%	38.6%	37.9%
Active Buyers	985	954	922	922	942	958	972	985	1,001
AOV	$537	$513	$545	$538	$538	$522	$579	$564	$581